REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the 21 day of August, 2011 (the "Effective Date"), by and among Sapiens International Corporation N.V., a company incorporated under the laws of Curaçao, with an address at Rabin Science Park, P.O. Box 4011, Nes Ziona 74140, Israel (the "Company"), and each of the shareholders of the Company whose name and address is listed on Schedule 1 attached hereto (each, a "Holder" (as further defined below) and collectively, the "Holders").

Recitals

Whereas simultaneously herewith, the transactions contemplated by the Share Purchase Agreement by and among the Company, Sapiens Technologies (1982) Ltd., IDIT I.D.I. Technologies Ltd. ("IDIT"), the Selling Shareholders of IDIT named therein, FIS Software Ltd. ("FIS"), the Selling Shareholders of FIS named therein and Messrs. Amit Ben-Yehuda and Dani Goldstein as the Shareholders Representative, dated as of July 21, 2011 (the "Share Purchase Agreement"), are being consummated;

Whereas, the Company has agreed, in and subject to the terms and conditions set forth in the Share Purchase Agreement, to issue and sell to the Holders Common Shares, €0.01 nominal value per share, of the Company (the "Common Shares");

Whereas, the Company has agreed to provide to the Holders certain registration rights with respect the Common Shares issued to them pursuant to the consummation of the transactions contemplated by the Share Purchase Agreement under the Securities Act (as defined below) and applicable state securities laws;

Whereas, the parties wish to set the terms and conditions of such registration rights;

Whereas, the Recitals to this Agreement form an integral part of the agreements and understandings among the parties reflected herein.

Now, Therefore, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

1.1. "Common Shares" has the meaning set forth in the Recitals hereto.

1.2. "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.3. "Holder(s)" has the meaning set forth in the preamble to this Agreement and includes the successors and transferees thereof (and the transferees of such persons), in each case, so long as such Holder (or successor or transferee thereof or such other transferee) holds of record Registrable Securities.

1.4. "Original Registrable Securities" means the Registrable Securities outstanding on the date hereof, excluding any Registrable Securities that cease to be Registrable Securities after the date hereof for any reason whatsoever.

1.5. "Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other governmental authority or any arbitrator or arbitration panel.

1.6. "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.7. "Registrable Securities" means (i) the Common Shares issued to the Holders under the Share Purchase Agreement (including Common Shares issued upon exercise of warrants issued to certain of the Holders under the Share Purchase Agreement), and (ii) any and all Common Shares (or any series thereof) or other share capital of the Company (however designated), that are issued or issuable with respect to the securities described in clause (i) after the date hereof by way of bonus shares, share split, share dividend, recapitalization, merger, reclassification, consolidation, exchange or other reorganization or similar event or series of events; in each case, until their effective registration under the Securities Act and their resale in accordance with the registration statement in which such Registrable Securities are included.

1.8. "Registration Expenses" means all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration, filing and listing fees, all fees and expenses of complying with securities or Blue Sky laws, all fees and expenses of listing the Registrable Securities being registered on any securities exchange, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel to the Holders and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incidental to such performance and compliance and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, attributable to securities sold by the Holders of Registrable Securities, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

1.9. "SEC" means the United States Securities and Exchange Commission.

1.10. "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2. Piggyback Registrations.

2.1. Notice of Registration. Whenever the Company proposes to register any of its securities and the registration form to be used is suitable for the registration of the Registrable Securities, the Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to the filing of a registration statement under the Securities Act for purposes of an offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company on behalf of any of its shareholders, but other than registrations relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form F-4 or similar forms that may be promulgated in the future) and will afford each such Holder requesting to be included in such registration, in accordance with this Section 2.1, an opportunity to include in such registration statement all or part of the Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fourteen (14) days after delivery of the above-described notice by the Company, so notify the Company in writing, specifying the number of Registrable Securities requested to be included. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements filed by the Company with respect to offerings of its securities (including registering securities on behalf of its shareholders), all upon the terms and conditions set forth herein.

2.2. Underwritten Offering.

2.2.1. If the registration statement under which the Company gives notice under this Section 2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities as part of its notice provided pursuant to Section 2.1. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into the underwriting agreement agreed upon between the Company and the underwriter or underwriters selected for such underwriting by the Company. If any Holder disapproves of the terms of such underwriting agreement, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered no later than two (2) business days after the date on which the material terms of such underwriting are agreed upon and made known to the Holder in writing.

2.2.2. Notwithstanding any other provision of this Agreement, if the underwriter determines that marketing factors require a limitation of the number of shares (including Registrable Securities) to be underwritten, the number of shares that may be included in the underwriting shall be reduced to such amount determined by the underwriters, to be allocated, first, to the Company; second, if any, to the Holders pro-rata, based on the total number of Registrable Securities then held by the Holders requesting to be included in such registration; and third, if any, to any shareholder of the Company (other than a Holder) pro-rata (subject to Section 2.2.3 below), based on the total number of Common Shares then held by such shareholder requesting to be included in such registration.

2.2.3. Notwithstanding Section 2.2.2 above and subject to Section 8.2 below, in the event that (i) the number of Registrable Securities that may be included by Holders in the underwritten offering shall be insufficient to permit the inclusion in such offering of all Registrable Securities and (ii) Formula Systems (1985) Ltd. (“Formula”) participates in such underwritten offering, the Registrable Securities which will be included in the underwritten offering (each, a "Participating Security" and together, the "Participating Securities") shall be allocated among the Holders as follows: (1) the Participating Securities of Formula (and any of its affiliates) shall be equal to 25% of the total Participating Securities (or such smaller amount if Formula requests to include a smaller quantity of Registrable Securities), and (2) the remaining Participating Securities shall be allocated among the other Holders that have elected to participate in the underwritten offering based on their pro rata shares of Registrable Securities at such time.

2.2.4. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

2.3. Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company.

3. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, without limitation of any other provision herein, as expeditiously as reasonably possible:

3.1. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become effective, and keep such registration statement effective, subject to the Company’s withdrawal rights under Section 2.3 above, until the earlier of (i) 180 days following the date such registration was declared effective (or twelve (12) months in the case of registration on Form F-3) and (ii) the disposition of all Registrable Securities included in such registration statement.

3.2. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

3.3. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement.

3.4. Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

3.5. Use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange or quotation system on which the Common Shares of the Company are then listed or quoted.

3.6. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

3.7. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering, on terms to be agreed between the Company and such managing underwriter(s).

3.8. Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading. The Company shall prepare and furnish to each such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading.

3.9. Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company addressed to the underwriters for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, addressed to the underwriters and to such seller, in form and substance as is customarily given by independent certified public accountants in an underwritten public offering.

3.10. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, and before filing any such registration statement or any other document in connection therewith, give the participating Holders of Registrable Securities the opportunity to review any such registration statement, each prospectus included therein or filed with the SEC, each amendment thereof or supplement thereto and any related underwriting agreement, or other document to be filed.

3.11. Otherwise use commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months after the effective date of such registration statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

4. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance sought pursuant to Section 2 herein shall be borne and paid by the Company, whether or not such registration is eventually completed, declared effective or withdrawn, while all other expenses incurred in connection with any registration, qualification or compliance sought pursuant to Section 2 herein on behalf of the Holders (including underwriting discounts and commissions and transfer taxes, if any, attributable to securities sold by the Holders of Registrable Securities) shall be allocated among the Holders of Registrable Securities pro rata to the number of securities registered by each of them, except that any expenses incurred to or by separate advisors to individual, or groups of, Holders, including separate legal advisors (apart from the reasonable fees and expenses of one counsel to the Holders as a whole, which are included within the definition of "Registration Expenses" and shall be borne and paid by the Company), shall be borne and paid solely by the Holders retaining them. With respect to any expense described in this Section 4 which is required to be borne by a Holder, each Holder shall make payment within 30 days of receipt of payment instructions from the Company, accompanied by the relevant invoices or similar documentation. During the course of preparation of a registration for which expenses are to be borne by the Holders, a Holder who is a representative nominated by the Holders participating in the registration may request at reasonable intervals information from the Company with respect to the amount of expenses incurred until such time.

5. Agreement to Furnish Information. Each Holder of Registrable Securities shall furnish to the Company such relevant information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

6. Indemnification. In the event any Registrable Securities are included in a registration statement under Section 2:

6.1. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its affiliates, the partners, officers, directors and shareholders of each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively, the "Holder Indemnified Party"), against any losses, claims, damages, or liabilities to which they are finally determined to be subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, if it is judicially determined that there was such a Violation; provided however, that the indemnity agreement contained in this Section 6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which shall not be unreasonably withheld, delayed or conditioned (it being clarified that the Company's refusal to consent to any settlement that does not include a full waiver of all claims against the Company shall be deemed reasonable), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished for use in connection with such registration by such Holder Indemnified Party.

6.2. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act and any other Holder selling securities under such registration statement or any of such other Holder’s affiliates, partners, directors officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively, "Company Indemnified Party"), against any losses, claims, damages or liabilities to which the Company Indemnified Party is finally determined to be subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with information furnished by such Holder for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, delayed or conditioned (it being clarified that the Holder's refusal to consent to any settlement that does not include a full waiver of all claims against the Company shall be deemed reasonable); and provided further, that the liability of each Holder under this Section 6.2 with respect to any individual registration of the sale of his, her or its Registrable Securities pursuant to Section 2 shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement effecting such registration.

6.3. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall, to the extent materially prejudicial to its ability to defend such action, relieve such indemnifying party of its liability to the indemnified party under this Section 6.

6.4. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

6.5. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall prevail.

7. Lock-Up Agreement.

7.1. Each Holder hereby agrees that, if so requested by the representative of the underwriters in any underwritten offering of the Company (the "Managing Underwriter") in which such Holder sells Registrable Securities pursuant to this Agreement, such Holder shall not, subject to certain customary exceptions, without the prior consent of the Managing Underwriter (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Registrable Securities or any securities of the Company (whether such shares or any such securities are then owned by the Holder, or are thereafter acquired) (including without limitation, securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Registrable Securities or such other securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Registrable Securities or such other securities of the Company, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any Registrable Securities or such other securities of the Company or any security convertible into or exercisable or exchangeable for securities of the Company, in each case, for a period of up to 180 days following the effective date of such registration statement, as may be specified by the Managing Underwriter (the "Market Standoff Period").

7.2. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

7.3. The foregoing provisions of this Section 7 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement.

8. Miscellaneous.

8.1. Entire Agreement. This Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and supersede and replaces all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, relating thereto, and any such previous agreement or understanding shall terminate and be of no further force and effect. By executing this Agreement, each Holder acknowledges that subject to any rights any Holder may have pursuant to the Share Purchase Agreement, as of the Effective Date, there are no disputes, claims, controversies or demands, under any applicable law, made or ongoing on behalf of such Holder as a party adverse to the Company, arising from or in connection with such Holder’s ownership of the Company’s Common Shares, in each case that would be reasonably expected to cause any of the parties’ undertakings hereunder to be prohibited. Subject to any rights any Holder may have pursuant to the Share Purchase Agreement, each Holder furthermore hereby waives any and all potential claims and demands against the Company with respect to his, her or its ownership of the Company’s Common Shares held by the Holder prior to the date hereof, to the extent such Holder holds any of the Company’s Common Shares. The Company confirms that, except as set forth in this Agreement, the Company is not under any obligation to register any of its securities (or any securities which may be issued in the future) with the SEC or any other securities regulatory agency or on any securities exchange.

8.2. Amendment; Termination; Limitations on Subsequent Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Holders who own 75% of the Registrable Securities then held by the Holders, and any such amendment shall be binding upon all Holders. The provisions of this Agreement hereby replace and supersede in their entirety any conflicting provision contained in any agreement or instrument to which any of the parties is a party with respect to the subject matter hereof, and any such agreement or instrument is terminated and shall no longer have any force or effect. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders who own 75% of the Registrable Securities then held by the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to have piggyback rights with respect to the inclusion of such securities in any registration filed under Section 2 hereof, unless under the terms of such agreement, such piggyback rights of such holder or prospective holder shall be granted on a pro rata and pari passu basis with the piggyback rights granted hereunder as applied to the Holders (including Formula) at the time of the grant of such subsequent piggyback rights. The Registrable Securities of the Holders and Formula that shall be included in such registration shall be allocated between the Holders and Formula as set in Section 2.2.3 hereinabove. It is hereby clarified that the Holders (including Formula) shall not be entitled to any other registration rights granted to such subsequent holder in such agreement, including but not limited to demand rights.

8.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction.

8.4. Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought before the competent courts in Tel Aviv-Jaffa, Israel and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or outside the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process to such party’s address set forth in Section 8.8 below shall be deemed effective service of process on such party.

8.5. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto. For the avoidance of doubt, the registration rights of any Holder under this Agreement (or any part thereof, as applicable) shall be assigned to any person or entity to whom such Holder lawfully transfers its Registrable Securities then outstanding (or any part thereof, as applicable) in accordance with the terms of this Agreement.

8.6. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

8.7. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

8.8. Formula. The parties hereby acknowledge and agree that Formula, which holds, as of immediately prior to the consummation of the transactions contemplated by the Share Purchase Agreement, approximately 73% of the issue and outstanding Common Shares of the Company, will be deemed a “Holder” hereunder and its Registered Securities shall include all Common Shares of the Company held by Formula upon receipt of a registration notice in accordance with Section 2.1, and all other provisions set forth herein shall apply to Formula, mutatis mutandis.

8.9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) two (2) business days after deposit with an internationally recognized courier, specifying two day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

8.10. If to the Company: to the address set forth in the preamble to this Agreement or to facsimile number 972 – 8 - 9382730.

8.11. If to a Holder: to the address or facsimile number set forth in Schedule 1 attached hereto.

8.12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart and that signatures may be provided by facsimile transmission or electronic mail.

8.13. Questionnaire. Each Holder agrees to furnish to the Company a completed questionnaire in a customary form (a "Selling Holder Questionnaire"). The Company shall not be required to include in a registration statement the Registrable Securities of a Holder who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least five (5) business days prior to the date of the filing of a registration statement covering Registrable Securities pursuant hereto.

- Signature page follows -

In Witness Whereof, the parties have duly signed this Registration Rights Agreement as of the Effective Date.

The Company:

Sapiens International Corporation N.V.
Name:
Title:

In Witness Whereof, the parties have duly signed this Registration Rights Agreement as of the Effective Date.

The Holders:

Formula Systems (1985) Ltd.

In Witness Whereof, the parties have duly signed this Registration Rights Agreement as of the Effective Date.

The Holders:

Eureka Ventures Partners I Ltd.
By:

Eyal Hakner
By:

Formula Ventures Ltd.
By:

Formula Vision Portfolio Holdings Limited Partnership
By:

Genesis Partners II (Israel) L.P.
By:

Genesis Partners II, L.D.C.
By:

Giza Alpinvest Venture Fund III, LLC.
By:

Giza Executive Venture Fund III, LLC.
By:

Giza GE Venture Fund III, LLC.
By:

Giza Gmulot Venture Fund III Limited Partnership.
By:

Giza Venture Fund III Limited Partnership.
By:

Mizrahi Tefahot Trust Company Ltd (in trust).
By:

Schwartz, Lerner, Duvshani Trustees (2003).
By:

Vintage Venture Partners (Israel) LP.
By:

Vintage Venture Partners (Parallel) LP.
By:

Vintage Venture Partners III (Cayman) LP.
By:

Vintage Venture Partners III (Israel) LP.
By:

Vintage Venture Partners LP.
By:

Yehoshua Alon.
By:

Zeev Alon.
By:

Goodsmith Partners LLC.
By:

Formula Vision Technologies (F.V.T.) Ltd.
By:

Fahn Kanne Trust Ltd. (trustee for Sagi Schlisser).
By:

GoldRock Israel Growth, L.P.
By:

Schedule 1

Schedule of Holders

name	Address	Telephone No	Facsimile No
Formula Systems (1985) Ltd.	5 HaPlada St. Or Yehuda Israel, 60218	03-5389487	03-5389645
Eureka Ventures Partners I LTD.	Eureka Ventures 5930-E Royal Lane, Suite 120 Dallas, TX 75230	214- 483-1575	214- 279-5528
Eyal Hakner	Hayarden 1, Airport City, Lod	972-52-2511204	972 -73- 260-8201
Formula Ventures LTD.	11 Galgalei Haplada P.O.Box 2062, Herzliya 46120, Israel	972-54-4400200	972-9-9601800
Formula Vision Portfolio Holdings Limited Partnership	1 Hashikma St., Savion, 56530	972-3-7343100	972 - 3 – 7367770
Genesis Partners II (Israel) L.P.	Ackerstein Towers, Bldg B, 11 HaMenofim St. Herzliya 46725, Israel	972-9-972-9000	972-9-972-9001
Genesis Partners II, L.D.C.	Ackerstein Towers, Bldg B, 11 HaMenofim St. Herzliya 46725, Israel	972-9-972-9000	972-9-972-9001
Giza Alpinvest Venture Fund III, LLC	Ramat Aviv Tower, 12th Floor 40 Einstein Street Tel Aviv 61175 ISRAEL	972-54-5426065	972-3-6402319
Giza Executive Venture Fund III, LLC	Ramat Aviv Tower, 12th Floor 40 Einstein Street Tel Aviv 61175 ISRAEL	972-54-5426065	972-3-6402319
Giza GE Venture Fund III, LLC	Ramat Aviv Tower, 12th Floor 40 Einstein Street Tel Aviv 61175 ISRAEL	972-54-5426065	972-3-6402319
Giza Gmulot Venture Fund III Limited Partnership	Ramat Aviv Tower, 12th Floor 40 Einstein Street Tel Aviv 61175 ISRAEL	972-54-5426065	972-3-6402319
Giza Venture Fund III Limited Partnership	Ramat Aviv Tower, 12th Floor 40 Einstein Street Tel Aviv 61175 ISRAEL	972-54-5426065	972-3-6402319

Mizrahi Tefahot Trust Company LTD.	1st Azrieli Center (30th floor) Tel-Aviv 67021	972-3-7779000	972-3-7779001
Schwartz, Lerner, Duvshani Trustees (2003)	HaBarzel 34, entrance A, 2nd floor, Tel-Aviv, 69710	972-54-4262614	972-3-6479215
Vintage Venture Partners (Israel) L.P.	12 Abba Eban Ave. Herzeliya 46120 Israel	972-9-9720452	972-9-9541012
Vintage Venture Partners (Parallel) L.P.	12 Abba Eban Ave. Herzeliya 46120 Israel	972-9-9720452	972-9-9541012
Vintage Venture Partners III (Cayman) L.P.	12 Abba Eban Ave. Herzeliya 46120 Israel	972-9-9720452	972-9-9541012
Vintage Venture Partners III (Israel) L.P.	12 Abba Eban Ave. Herzeliya 46120 Israel	972-9-9720452	972-9-9541012
Vintage Venture Partners L.P.	12 Abba Eban Ave. Herzeliya 46120 Israel	972-9-9720452	972-9-9541012
Yehoshua Alon	Hayarden 1, Airport City, Lod	972-73-2608202	972 (73) 260-8201
Zeev Alon	Hayarden 1, Airport City, Lod	972-73-2608202	972 (73) 260-8201
Goodsmith Partners LLC	The Millburn Corporation Millburn MCO Partners LP 1270 Ave of the Americas, 11th floor New York, NY 10020	212-332-7334	212-707-8579
Formula Vision Technologies (F.V.T.) LTD.	1 Hashikma St., Savion, 56530	972-3-7343100	972 - 3 – 7367770
Fahn Kanne Trust LTD. (trustee for Sagi Schlisser)	Levinstein Tower 23 Menachem Begin Road 24th floor Tel Aviv 66184 P.O.Box 36172, 61361	972-3-710-6666	972-3-710-6620
GoldRock Israel Growth, L.P.	16 Hatasiah Street Har Tuv "A" Industrial Zone, Israel	972-72-222-1348	972-72-222-1345

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